SUPPLEMENT

TO PROSPECTUS SUPPLEMENT DATED February 21, 1997                  Rule 424(b)(5)
(To Prospectus dated February 21, 1997)

                                  CWABS, INC.

                                   Depositor

                                  Countrywide

                               Home Loans, Inc.

                          Seller and Master Servicer

      Revolving Home Equity Loan Asset Backed Certificates, Series 1997-A

                       -------------------------------





                               The Certificates

o This supplement relates to the offering of the certificates of the series referenced above. This supplement does not contain complete information about the offering of the certificates. Additional information is contained in the prospectus supplement dated February 21, 1997 prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated February 21, 1997. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of March 15, 2000, the class certificate balance of the certificates was approximately $40,882,470.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

April 10, 2000

                                THE TRUST FUND

         As of March 1, 2000 (the "Reference Date"), the Trust Fund included approximately 2,157 Mortgage Loans having an aggregate Stated Principal Balance of approximately $45,390,226.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                       As of
                                                                   March 1, 2000
                                                                   -------------
Aggregate Stated Principal Balance of the Mortgage Loans........    $45,390,226
Delinquent Mortgage Loans and Pending Foreclosures at Period
End (1)
         30-59 days.............................................        1.18%
         60-90 days.............................................        0.50%
         91 days or more (excluding pending foreclosures).......        0.43%
                                                                        -----
         Total Delinquencies....................................        2.11%
                                                                        =====
Foreclosures Pending............................................        0.00%
                                                                        -----
    Total Delinquencies and foreclosures pending................        2.11%
                                                                        =====

--------------
(1) As a percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Reference Date.

         Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans, Inc. ("Countrywide") will continue to act as Master Servicer under the Agreement.

         At December 31, 1999, Countrywide provided servicing for approximately $245.6 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At December 31, 1999, Countrywide provided servicing for approximately $2.4 billion aggregate principal amount of first and second lien mortgage loans originated under home equity lines of credit.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans serviced by the Master Servicer. Since Countrywide only began servicing home equity loans in October 1994, the delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure and delinquency experience presented in the table below will be indicative of such experience on the Mortgage Loans:

                   Delinquency and Foreclosure Experience(1)
                                         As of December 31, 1997           As of December 31, 1998          As of December 31, 1999
                                         -----------------------           -----------------------          -----------------------
Portfolio.............             $1,062,794,424.18     100.00%     $1,323,711,736.54     100.00%    $2,412,534,167.47     100.00%
Delinquency percentage(1)
       30-59 days.....                 $3,789,570.37       0.36%         $4,483,412.01       0.34%        $5,554,389.27       0.23%
       60-89..........                   $533,225.80       0.05%           $747,337.11       0.06%        $2,123,878.51       0.09%
       90+ days.......                $1,101,964.19        0.10%        $2,439,328.76        0.18%       $4,665,157.69        0.19%
                                      --------------       -----        --------------       -----       --------------       -----
           Total(2)...                 $5,424,760.36       0.51%         $7,670,077.88       0.58%      $12,343,425.47        0.51%
                                       =============       =====         =============       =====      ===============       =====
Foreclosure Rate(3)...                 $1,166,826.32       0.11%         $1,835,608.61       0.14%          $646,956.56       0.03%
Bankruptcy Rate(4)....                 $3,071,686.84       0.29%         $4,801,943.11       0.36%        $7,706,013.75       0.32%
--------------

(1) The period of delinquency is based on the number of days payments are contractually past due.

(2) Certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

(3) "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

(4) "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                        DESCRIPTION OF THE CERTIFICATES

         The Certificates will be allocated and entitled to receive interest and principal payments as described in the Prospectus Supplement under "Description of the Certificates-- Distributions on the Certificates".

         As of March 15, 2000 (the "Certificate Date"), the Certificate Principal Balance of the Certificates was approximately $40,882,470. As of the Certificate Date the Pool Factor was approximately 0.3406872 and the Invested Amount was approximately $40,882,470. For additional information with respect to the Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

                            THE CERTIFICATE INSURER

         Financial Security Assurance Inc. is the Certificate Insurer as described in the Prospectus Supplement. See "The Certificate Insurer" in the Prospectus Supplement.

         Financial Security Assurance Inc. is a wholly owned subsidiary of Financial Security Assurance Holdings Ltd., a New York Stock Exchange listed company. Financial Security Assurance Holdings Ltd. files annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC"). These documents may be reviewed at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Financial Security Assurance Holdings Ltd.'s SEC filings are also available to the public at the SEC's Web site at http://www.sec.gov.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Prospective investors should consider carefully the income tax consequences of an investment in the Certificates discussed under the sections titled "Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

         On December 30, 1997 the Internal Revenue Service (the "IRS") issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6). Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described in the Prospectus. It is recommended that prospective purchasers of the Certificates consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

         The Taxpayer Relief Act of 1997 and the IRS Restructuring and Reform Act of 1998 reduced the capital gains tax rates for certain noncorporate taxpayers. Prospective investors should consult their tax advisors with respect to these tax law changes.

         The Small Business and Job Protection Act of 1996 and Taxpayer Relief Act of 1997 modified the definition of U.S. person with regard to trusts. A trust is a "U.S. Person" if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. In addition, U.S. Persons include certain trusts that can elect to be treated as U.S. Persons.

         Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules.

                             ERISA CONSIDERATIONS

         Prospective purchasers of the Certificates should consider carefully the ERISA consequences of an investment in the Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement and subject to the qualifications and limitations set forth therein, it is believed that the Exemption will apply to the acquisition and holding of the Certificates by Plans and that all conditions of the Exemption other than those within the control of investors will be met.

                                    RATINGS

         The Certificates are currently rated "AAA" by Standard & Poor's and "Aaa" by Moody's. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

                                   LOAN TYPE
                                   ---------

   LOAN TYPE                     CURRENT      NUMBER OF   PERCENTAGE OF
                                 BALANCE        LOANS      TOTAL POOL

   10 yr. Draw, 15 yr. Repay    $41,279,964     1,942         90.94
   3 yr. Draw, 10 yr. Repay      $4,110,263       215          9.06
   ----------------------------------------------------------------

         Total                  $45,390,226     2,157        100.00


                                 PROPERTY TYPE
                                 -------------

       PROPERTY                    CURRENT   NUMBER OF   PERCENTAGE OF
         TYPES                     BALANCE     LOANS      TOTAL POOL

      Two-to-Four Family            $356,316       17          0.79
      Condominiums                $1,023,651       71          2.26
      PUD                         $3,701,462      167          8.15
      Single Family Residence    $40,308,798    1,902         88.81
      -------------------------------------------------------------

         Total                   $45,390,226    2,157        100.00


                               ORIGINATION YEAR
                               ----------------

      ORIGINATION             CURRENT   NUMBER OF   PERCENTAGE OF
         YEAR                 BALANCE     LOANS      TOTAL POOL

      1996                  $22,910,145    1,117         50.47
      1997                  $22,480,082    1,040         49.53
      ----------------------------------------------------------

         Total              $45,390,226    2,157        100.00


                              PRINCIPAL BALANCES
                              ------------------

   RANGE OF BALANCES          CURRENT   NUMBER OF   PERCENTAGE OF
                              BALANCE     LOANS      TOTAL POOL

   $      0.00 to $ 10,000   $1,392,180    624          3.07
   $ 10,000.01 to $ 20,000   $9,871,643    637         21.75
   $ 20,000.01 to $ 30,000  $10,626,718    432         23.41
   $ 30,000.01 to $ 40,000   $7,100,622    205         15.64
   $ 40,000.01 to $ 50,000   $5,353,861    118         11.80
   $ 50,000.01 to $ 60,000   $2,371,082     43          5.22
   $ 60,000.01 to $ 70,000   $1,806,475     28          3.98
   $ 70,000.01 to $ 80,000   $1,513,825     20          3.34
   $ 80,000.01 to $ 90,000   $1,444,301     17          3.18
   $ 90,000.01 to $100,000   $1,738,854     18          3.83
   $100,000.01 to $125,000     $444,141      4          0.98
   $125,000.01 to $150,000   $1,136,785      8          2.50
   $175,000.01 to $200,000     $385,196      2          0.85
   $200,000.01 to $225,000     $204,545      1          0.45
   -------------------------------------------------------------

         Total              $45,390,226  2,157        100.00


                                 LIEN PRIORITY
                                 -------------

         LIEN                 CURRENT   NUMBER OF   PERCENTAGE OF
       POSITION               BALANCE     LOANS      TOTAL POOL

      1st Liens              $1,928,773      53          4.25
      2nd Liens             $43,461,453   2,104         95.75
      --------------------------------------------------------

         Total              $45,390,226   2,157        100.00

                            GEOGRAPHIC DISTRIBUTION
                            -----------------------

     STATE                    CURRENT   NUMBER OF   PERCENTAGE OF
                              BALANCE     LOANS      TOTAL POOL

     Alabama                 $741,259        46          1.63
     Arizona               $1,609,514        67          3.55
     California           $10,971,416       449         24.17
     Colorado              $1,707,816        73          3.76
     Connecticut             $420,538        21          0.93
     Delaware                 $32,797         2          0.07
     District of Columbia     $19,422         3          0.04
     Florida               $3,120,016       192          6.87
     Georgia                 $659,923        36          1.45
     Idaho                 $1,203,029        46          2.65
     Illinois              $2,126,844       116          4.69
     Indiana                 $752,990        30          1.66
     Iowa                    $166,154        12          0.37
     Kansas                  $298,952        16          0.66
     Kentucky                $309,507        20          0.68
     Louisiana               $707,464        44          1.56
     Maine                    $16,574         3          0.04
     Maryland                $693,016        38          1.53
     Massachusetts         $1,105,649        50          2.44
     Michigan              $1,314,937        72          2.90
     Mississippi             $146,620         7          0.32
     Missouri                $846,873        48          1.87
     Montana                 $304,526        12          0.67
     Nebraska                $111,747         9          0.25
     Nevada                $1,057,188        40          2.33
     New Hampshire            $24,968         2          0.06
     New Jersey            $1,438,195        81          3.17
     New Mexico              $450,612        15          0.99
     New York              $1,201,326        52          2.65
     North Carolina          $556,157        37          1.23
     North Dakota             $15,595         1          0.03
     Ohio                  $1,374,704        82          3.03
     Oklahoma                $245,588        12          0.54
     Oregon                $2,051,207        64          4.52
     Pennsylvania          $1,404,565        73          3.09
     Rhode Island            $144,774         9          0.32
     South Carolina          $161,499         8          0.36
     Tennessee               $600,607        39          1.32
     Texas                    $27,146         3          0.06
     Utah                  $1,822,354        67          4.01
     Vermont                 $107,917         8          0.24
     Virginia                $544,447        35          1.20
     Washington            $2,101,916        83          4.63
     Wisconsin               $448,113        23          0.99
     Wyoming                 $223,766        11          0.49
     ----------------------------------------------------------

         Total              $45,390,226   2,157        100.00


                                  LOAN RATES
                                  ----------

       RANGE OF               CURRENT   NUMBER OF   PERCENTAGE OF
      LOAN RATES              BALANCE     LOANS      TOTAL POOL

       8.001% - 8.500%          $23,966      1          0.05
       8.501% - 9.000%       $8,276,403    417         18.23
       9.001% - 9.500%       $3,243,894     98          7.15
       9.501% - 10.000%      $5,164,786    263         11.38
      10.001% - 10.500%      $2,904,128    129          6.40
      10.501% - 11.000%      $7,444,440    377         16.40
      11.001% - 11.500%      $8,303,010    375         18.29
      11.501% - 12.000%      $3,615,387    172          7.97
      12.001% - 12.500%      $3,479,504    162          7.67
      12.501% - 13.000%      $2,338,907    122          5.15
      13.001% - 13.500%        $458,119     29          1.01
      13.501% - 14.000%         $97,856      8          0.22
      14.001% - 14.500%         $39,826      4          0.09
      --------------------------------------------------------

         Total              $45,390,226  2,157        100.00

                         COMBINED LOAN-TO-VALUE RATIOS
                         -----------------------------

  RANGE OF COMBINED           CURRENT     NUMBER OF   PERCENTAGE OF
Loan-to-Value Ratios          BALANCE       LOANS      TOTAL POOL
--------------------          -------       -----      ----------

       0.00%-10.00%             $83,738       4          0.18
       10.01%-20.00%           $144,892       9          0.32
       20.01%-30.00%           $351,935      16          0.78
       30.01%-40.00%           $763,741      25          1.68
       40.01%-50.00%         $1,178,650      51          2.60
       50.01%-60.00%         $1,853,729      77          4.08
       60.01%-70.00%         $7,160,779     309         15.78
       70.01%-80.00%        $10,897,208     539         24.01
       80.01%-90.00%        $18,893,262     913         41.62
       90.01%-100.00%        $4,062,292     214          8.95
       ------------------------------------------------------

         Total              $45,390,226   2,157        100.00


                        CREDIT LIMIT UTILIZATION RATES
                        ------------------------------

 RANGE OF CREDIT LIMIT        CURRENT      NUMBER OF   PERCENTAGE OF
   UTILIZATION RATES          BALANCE        LOANS      TOTAL POOL

      0.00%                          $0      373          0.00
      0.01% - 10.00%           $129,507       53          0.29
      10.01% - 20.00%          $248,470       49          0.55
      20.01% - 30.00%          $694,949       64          1.53
      30.01% - 40.00%          $559,024       44          1.23
      40.01% - 50.00%        $1,081,826       60          2.38
      50.01% - 60.00%        $1,167,909       59          2.57
      60.01% - 70.00%        $2,029,769       90          4.47
      70.01% - 80.00%        $2,543,567      109          5.60
      80.01% - 90.00%        $5,032,972      177         11.09
      90.01% - 100.00%      $31,359,977    1,065         69.09
      100.00% and up           $542,255       14          1.19
      --------------------------------------------------------

         Total              $45,390,226    2,157        100.00


                                 MAXIMUM RATES
                                 -------------

        MAXIMUM               CURRENT     NUMBER OF   PERCENTAGE OF
         RATES                BALANCE        LOANS      TOTAL POOL

      12.250%                  $547,710       38          1.21
      15.000%                  $304,526       12          0.67
      16.000%                  $575,994       38          1.27
      17.000%                $4,854,977      268         10.70
      18.000%               $39,107,018    1,801         86.16
      --------------------------------------------------------

         Total              $45,390,226    2,157        100.00


                         MONTHS REMAINING TO MATURITY
                         ----------------------------

RANGE OF mONTHS REMAINING     CURRENT      NUMBER OF   PERCENTAGE OF
    TO SCHEDULED MATURITY     BALANCE        LOANS      TOTAL POOL

      109 - 120              $4,110,263      215          9.06
      253 - 264             $41,279,964    1,942         90.94
      ---------------------------------------------------------

         Total              $45,390,226    2,157        100.00

                                    MARGINS
                                    -------

       RANGE OF               CURRENT      NUMBER OF   PERCENTAGE OF
        MARGINS               BALANCE        LOANS      TOTAL POOL

      0.000%                    $23,966        1          0.05
      0.001% - 0.250%           $23,861        4          0.05
      0.251% - 0.500%        $8,252,542      413         18.18
      0.501% - 0.750%          $512,530       22          1.13
      0.751% - 1.000%        $2,731,364       76          6.02
      1.001% - 1.250%        $1,953,478       76          4.30
      1.251% - 1.500%        $3,211,309      187          7.07
      1.501% - 1.750%        $1,393,404       79          3.07
      1.751% - 2.000%        $1,510,724       50          3.33
      2.001% - 2.250%        $5,988,987      326         13.19
      2.251% - 2.500%        $1,455,453       51          3.21
      2.501% - 2.750%        $3,321,447      144          7.32
      2.751% - 3.000%        $4,981,563      231         10.97
      3.001% - 3.250%          $466,049       31          1.03
      3.251% - 3.500%        $3,149,337      141          6.94
      3.501% - 3.750%        $3,288,312      147          7.24
      3.751% - 4.000%          $191,192       15          0.42
      4.001% - 4.250%          $937,490       44          2.07
      4.251% - 4.500%        $1,401,417       78          3.09
      4.501% - 4.750%          $242,916       14          0.54
      4.751% - 5.000%          $215,203       15          0.47
      5.001% - 5.250%           $48,970        3          0.11
      5.251% - 5.500%           $48,887        5          0.11
      5.501% - 5.750%           $30,172        2          0.07
      5.751% - 6.000%            $9,654        2          0.02
      --------------------------------------------------------

         Total              $45,390,226    2,157        100.00


                                 CREDIT LIMITS
                                 -------------

       RANGE OF               CURRENT   NUMBER OF   PERCENTAGE OF
     CREDIT LIMITS            BALANCE     LOANS      TOTAL POOL

   $      0.00 to $ 10,000     $231,188      31          0.51
   $ 10,000.01 to $ 20,000   $8,609,940     763         18.97
   $ 20,000.01 to $ 30,000  $10,618,427     594         23.39
   $ 30,000.01 to $ 40,000   $6,837,669     290         15.06
   $ 40,000.01 to $ 50,000   $6,108,070     207         13.46
   $ 50,000.01 to $ 60,000   $2,298,293      63          5.06
   $ 60,000.01 to $ 70,000   $2,159,462      56          4.76
   $ 70,000.01 to $ 80,000   $1,686,145      35          3.71
   $ 80,000.01 to $ 90,000   $1,247,501      20          2.75
   $ 90,000.01 to $100,000   $3,072,507      63          6.77
   $100,000.01 to $125,000     $636,458      11          1.40
   $125,000.01 to $150,000     $852,133      12          1.88
   $175,000.01 to $200,000     $235,105       6          0.52
   $200,000.01 to $225,000     $441,495       3          0.97
   $225,000.01 to $250,000     $191,396       1          0.42
   $300,000.01 to $325,000      $26,631       1          0.06
   $475,000.01 to $500,000     $137,808       1          0.30
   -----------------------------------------------------------

         Total              $45,390,226   2,157        100.00

                                   EXHIBIT 2

                         Report to Certificateholders

===================================================================================================

Countrywide Home Loans, Inc.                                           Date of Report:      3/30/00
Countrywide Home Equity Loan Trust - Series 1997-A                     Time of Report:      5:50 PM
P & S Agreement Date:                     February 25, 1997
Original Settlement Date:                 February 28, 1997
CUSIP Number of Certificates:
Original Sale Balance:                    120,000,000                  Investor 8001003
====================================================================================================



CERTIFICATES INFORMATION
                                                        BALANCE          MARGIN
Investors                                            $120,000,000.00      0.15%
Transferor                                             $2,448,980.48


OTHER INFORMATION

Original Pool Balance @ Cut-Off Date                 $122,448,980.48
Servicing Fee                                                 0.500%

Original Settlement Date                                     2/28/97
First Payment Date                                           4/15/97
Long Interest Period Days                                         46
Managed Amortization Period (Months)                              60



OC Lockout (Months)                                               30


Spread Carveout Begins (Month)                                     6



Initial Insured Amount                               $120,000,000.00


Fixed Allocation Percentage                                   98.00%
Investor Certificate Principal Balance                         0.00%
Minimum Transferor Interest Percentage                         5.00%
Credit Enhancement Fee                                        0.180%
Rapid Amortization Event Trigger
  (% of Original Pool Balance)                                1.000%
Tail Adjustment                                                $0.00

===============================================================================

INPUT SECTION (PAGE 1 of 1)

MONTH:                                                                                                    35              36
DISTRIBUTION DATE:                                                                                   2/15/00         3/15/00
DETERMINATION DATE:                                                                                  2/10/00         3/10/00

MORTGAGE LOANS PAYMENT SUMMARY
  COLLECTION PERIOD:

  MTGE LOANS INTEREST RECEIVED                                                                   $430,116.01      $424,530.56
  MTGE LOANS PRINCIPAL RECEIVED                                                                $1,607,053.27    $1,790,214.01
  MTGE LOANS NET LIQUIDATION PROCEEDS (ALLOC. TO INTEREST)                                             $0.00            $0.00
  MTGE LOANS NET LIQUIDATION PROCEEDS (NET OF FORECL. PROFIT & ALLOC. TO PRINCIPAL)              ($12,108.90)     ($14,623.44)
  MTGE LOANS INSURANCE PROCEEDS (ALLOC. TO INTEREST)                                                   $0.00            $0.00
  MTGE LOANS INSURANCE PROCEEDS (ALLOC. TO PRINCIPAL)                                                  $0.00            $0.00
  MTGE LOANS SERVICER OPTIONAL ADVANCES (ALLOC. TO INTEREST)                                           $0.00            $0.00
  MTGE LOANS PURCHASE PRICE (ALLOC. TO INTEREST) (Section 2.02(a))                                     $0.00            $0.00
  MTGE LOANS PURCHASE PRICE (ALLOC. TO PRINCIPAL) (Section 2.02(a))                                    $0.00            $0.00
  MTGE LOANS (90+ DAY DELINQUENT) PURCHASE PRICE (ALLOC. TO INTEREST)                                  $0.00            $0.00
  MTGE LOANS (90+ DAY DELINQUENT) PURCHASE PRICE (ALLOC. TO PRINCIPAL)                                 $0.00            $0.00
  MTGE LOANS REMOVED FROM THE TRUST BY THE SERVICER (Section 2.06)                                     $0.00            $0.00
  MTGE LOANS TRANSFER DEPOSIT AMOUNT (ALLOC. TO PRINCIPAL)(Sections 2.02(a))                           $0.00            $0.00

  MTGE LOANS DRAWS (ADDITIONAL BALANCES)                                                         $553,845.07      $794,535.62
  MTGE LOANS LIQUIDATION LOSS AMOUNT (NET LOSSES)                                                 $78,448.89       $55,209.96

  MTGE LOANS TOTAL ENDING PRINCIPAL BALANCE (NET OF SERVICER REMOVALS)                        $46,426,491.35   $45,390,226.44

  AVERAGE MTGE LOANS RATE                                                                              10.655%          10.653%
  AVERAGE MTGE LOANS DAILY BALANCE                                                            $47,338,183.64    46,340,478.27

DELINQUENCY & REO  SUMMARY
  DEL STAT 1 - NO. OF ACCTS                                                                               20               21
  DEL STAT 1 - CURRENT BALANCE                                                                   $459,341.34      $533,589.06
  DEL STAT 2 - NO. OF ACCTS                                                                                3                9
  DEL STAT 2 - CURRENT BALANCE                                                                    $92,298.66      $225,705.81
  DEL STAT 1+ - NO. OF ACCTS                                                                              37               38
  DEL STAT 1+ - CURRENT BALANCE                                                                  $896,542.65      $955,764.67
  DEL STAT 3+ - NO. OF ACCTS                                                                              14                8
  DEL STAT 3+ - CURRENT BALANCE                                                                  $344,902.65      $196,469.80
  DEL STAT 9+ - NO. OF ACCTS                                                                              11               13
  DEL STAT 9+ - CURRENT BALANCE                                                                  $432,659.38      $478,892.10
  REO - NO. OF ACCTS                                                                                       0                0
  REO  - CURRENT BOOK BALANCE (UNPAID PRINC. BALANCE)                                                  $0.00            $0.00

LOAN MODIFICATION SUMMARY
  MTGE LOANS W/ SR. LIEN BALANCE MODIFICATION (CLTV<80%)                                               $0.00            $0.00
  MTGE LOANS W/ SR. LIEN BALANCE MODIFICATION (CLTV>80%)                                               $0.00            $0.00
  MTGE LOANS W/ CREDIT LIMIT MODIFICATION                                                              $0.00            $0.00
  MTGE LOANS W/ GROSS MARGIN MODIFICATION                                                              $0.00            $0.00

OTHER INFORMATION
  LIBOR RATE FOR CURRENT INTEREST PERIOD                                                            5.78125%         5.88500%
  AMOUNT OWED TO CREDIT ENHANCER DUE TO PREPAYMENT SHORTFALL                                              $0              $0
  FSA'S SURETY BOND IN FORCE ? (YES=1; NO=0)                                                               1               1


================================================================================================================================


Detailed Information (Page 1 of 5)

Distribution Date:                                                                                  2/15/00         3/15/00

LIBOR Rate (Adjusted two business days prior to previous Distribution Date)                         5.78125%         5.88500%
Average Mtge Loans Net Loan Rate (Effective Rate;Multiply by 360/365)                               9.32904%         9.32707%
Maximum Rate                                                                                        9.32904%         9.32707%
Investor Certificate Rate (LIBOR + 15 bps)                                                          5.93125%         6.03500%
Investor Certificate Rate Capped at Maximum Rate? (Y=1; N=0)                                               0                0
Interest Period (Days)                                                                                    28               29

Beginning Pool Balance                                                                         47,546,039.54    46,426,491.35
Beginning Investor Certificate Principal Balance                                               43,025,456.92    41,913,367.49
Beginning Transferor Principal Balance                                                          4,520,582.62     4,513,123.86
Beginning Invested Amount                                                                      43,025,456.92    41,913,367.49
Investor Floating Allocation Percentage                                                             90.4922%         90.2790%
Liquidation Loss Amount                                                                            78,448.89        55,209.96
Servicing Fee                                                                                      19,810.85        19,344.37

  Mtge Loans Interest (Net of Cut-Off Date Overdue Interest)                                      430,116.01       424,530.56
  Mtge Loans Principal                                                                          1,607,053.27     1,790,214.01
  Mtge Loans Net Liquidation Proceeds                                                             (12,108.90)      (14,623.44)
  Mtge Loans Insurance Proceeds                                                                         0.00             0.00
  Mtge Loans Optional Servicer Advances                                                                 0.00             0.00
  Mtge Loans Purchase Price (Section 2.02(a))                                                           0.00             0.00
  Mtge Loans (90+ Day Delinquent) Purchase Price                                                        0.00             0.00
  Mtge Loans Transfer Deposit Amount (Section 2.02(a))                                                  0.00             0.00
Available Funds                                                                                 2,025,060.38     2,200,121.13

  Mtge Loans Interest                                                                             430,116.01       424,530.56
  Mtge Loans Net Liquidations Proceeds (Alloc. to Int.)                                                 0.00             0.00
  Mtge Loans Insurance Proceeds (Alloc. to Int.)                                                        0.00             0.00
  Mtge Loans Optional Servicer Advances (Alloc. to Int.)                                                0.00             0.00
  Mtge Loans Purchase Price (Alloc. to Int.) (Section 2.02(a))                                          0.00             0.00
  Mtge Loans (90+ Day Delinquent) Purchase Price (Alloc. to Int.)                                       0.00             0.00
Mtge Loans Interest Collections                                                                   430,116.01       424,530.56

  Mtge Loans Principal                                                                          1,607,053.27     1,790,214.01
  Mtge Loans Net Liquidaton Proceeds (Alloc. to Princ.& Net of Forecl. Profits)                   (12,108.90)      (14,623.44)
  Mtge Loans Insurance Proceeds (Alloc. to Princ.)                                                      0.00             0.00
  Mtge Loans Purchase Price (Alloc. to Princ.) (Section 2.02(a))                                        0.00             0.00
  Mtge Loans (90+ Day Delinquent) Purchase Price (Alloc. to Princ.)                                     0.00             0.00
  Mtge Loans Transfer Deposit Amount (Section 2.02(a))                                                  0.00             0.00
Mtge Loans Principal Collections                                                                1,594,944.37     1,775,590.57

Interest Collections                                                                              430,116.01       424,530.56
Principal Collections                                                                           1,594,944.37     1,775,590.57

Investor & Transferor Interest & Principal Allocation
  Investor Interest Collections                                                                   389,221.44       383,261.90
  Investor Principal Collections                                                                1,563,045.48     1,740,078.76
  Transferor Interest Collections                                                                  40,894.57        41,268.66
  Transferor Principal Collections                                                                 31,898.89        35,511.81
  (check)                                                                                               0.00             0.00

Investor Loss Amout                                                                                70,990.13        49,842.99
Transferor Loss Amount                                                                              7,458.76         5,366.97

=============================================================================================================================


Detailed Information (Page 2 of 5)

Distribution Date:                                                                                  2/15/00         3/15/00

Investor Interest Collections                                                                     389,221.44       383,261.90
  less Investor Servicing Fee                                                                      17,927.27        17,463.90
  less Unpaid Servicing Fee                                                                             0.00             0.00
  less Credit Enhancement Premium                                                                   6,023.56         6,077.44
  less Investor Certificate Interest                                                              198,484.80       203,763.00
  less Unpaid Investor Certificate Interest Shortfall                                                   0.00             0.00
  less Investor Loss Amount                                                                        70,990.13        49,842.99
  less Unpaid Investor Loss Amount                                                                      0.00             0.00
  less Unreimbursed Draw Amounts                                                                        0.00             0.00
Excess Interest                                                                                    95,795.68       106,114.57
  less Accelerated Principal Distribution Amount                                                        0.00             0.00
Remaining Excess Interest                                                                          95,795.68       106,114.57

Investor Distributions
  Investor Certificate Interest                                                                   198,484.80       203,763.00
  Managed Amortization Period? (Y=1; N=0)                                                                  1                1
  Rapid Amortization Event? (Y=1; N=0)                                                                     0                0
  Rapid Amortization Period? (Y=1; N=0)                                                                    0                0
  Principal Collections less Additional Balances                                                1,041,099.30       981,054.95
  Alternative Principal Payment                                                                 1,041,099.30       981,054.95
  Maximum Principal Collections                                                                 1,563,045.48     1,740,078.76
  Principal Distribution Amount                                                                 1,041,099.30       981,054.95
  Investor Loss Amount Distributed to Investors                                                    70,990.13        49,842.99
  Excess Interest Paid as Principal                                                                     0.00             0.00

Transferor Distributions
  Transferor Interest Collections (net of Transferor Servicing Fee)                                39,011.00        39,388.19
  Excess Interest remaining from Collection Account                                                95,795.68       106,114.57
  Principal Distributions (including Transferor Principal Collections)                            553,845.07       794,535.62
  Principal Balance of Loans Removed from the Trust by the Servicer (Section 2.06)                      0.00             0.00

Excess Int. (Shortfall) a/ Premium                                                                365,270.60       359,720.56
Excess Int. (Shortfall) a/ Interest                                                               166,785.80       155,957.56
Excess Int. (Shortfall) a/ Losses                                                                  95,795.68       106,114.57
Required Amount                                                                                         0.00             0.00
Required Amount Applied to Overcollateralization Amount                                                 0.00             0.00
Subordinated Transferor Collections Applied to Required Amount                                          0.00             0.00
Required Amount Applied to Transferor Balance                                                           0.00             0.00
Draw on Policy                                                                                          0.00             0.00
Investor Certificate Distribution Amount (Excluding Credit Enhancement Draw Amount)             1,310,574.22     1,234,660.94
Credit Enhancement Draw Amount (Excluding writedowns of OC)                                             0.00             0.00
  Guaranteed Principal Distribution Amount                                                              0.00             0.00
  Guaranteed Amount                                                                                     0.00             0.00

=============================================================================================================================


Detailed Information (Page 3 of 5)

Distribution Date:                                                                                  2/15/00         3/15/00

Beginnining Pool Balance                                                                       47,546,039.54    46,426,491.35
  Interest Distribution                                                                           430,116.01       424,530.56
  Principal Distribution                                                                        1,594,944.37     1,775,590.57
  Servicer Account Removals (Section 2.06)                                                              0.00             0.00
  Additional Balances                                                                             553,845.07       794,535.62
  Liquidation Loss Amount                                                                          78,448.89        55,209.96
Ending Pool Balance                                                                            46,426,491.35    45,390,226.44

Beginning Investor Certificate Principal Balance                                               43,025,456.92    41,913,367.49
  Investor Certificate Interest                                                                   198,484.80       203,763.00
  Unpaid Investor Certificate Interest Shortfall distributed                                            0.00             0.00
  Investor Certificate Principal                                                                1,112,089.43     1,030,897.94
Ending Investor Certificate Principal Balance                                                  41,913,367.49    40,882,469.55
Pool Factor                                                                                        0.3492781        0.3406872

Beginnining Transferor Balance                                                                  4,520,582.62     4,513,123.86
  Interest Distribution (including funds released from Collection Account)                        136,690.25       147,383.22
  Principal Distribution (including Unallocated Transferor Principal Collections)                 553,845.07       794,535.62
  Additional Balances                                                                             553,845.07       794,535.62
  Principal Balance of Loans Removed from the Trust by the Servicer (Section 2.06)                      0.00             0.00
  Losses allocated to Transferor                                                                    7,458.76         5,366.97
Ending Transferor Balance                                                                       4,513,123.86     4,507,756.89
Minimum Transferor Interest                                                                     2,321,324.57     2,269,511.32
Transferor Principal Collections Unallocated due to Minimum Transferor Interest
 (held in Coll. Acct.)                                                                                  0.00             0.00
Total Unallocated Transferor Principal Collections held in Collection Account                           0.00             0.00

Beginning Invested Amount                                                                      43,025,456.92    41,913,367.49
  Principal Distribution Amount                                                                 1,041,099.30       981,054.95
  Investor Loss Reduction Amount                                                                   70,990.13        49,842.99
Ending Invested Amount                                                                         41,913,367.49    40,882,469.55

Required OC Amount                                                                                      0.00             0.00
Beginning OC Amount                                                                                     0.00             0.00
Ending OC Amount                                                                                        0.00             0.00
Ending OC Amount (% of Original Pool Balance)                                                          0.00%             0.00%

Current Month Excess Spread                                                                           3.398%            3.292%
Rolling Three-Month Excess Spread                                                                     3.215%            3.139%
Excess Spread Trigger Step-Up Percentage                                                              0.000%            0.000%

Delinquency Step-Up Amount                                                                        216,329.69        239,446.05
Required Subordinated Percentage                                                                        2.000%          2.000%
Initial Subordinated Amount                                                                     2,448,979.61     2,448,979.61

Trigger Date Step-Down Subordinated Amount                                                              0.00             0.00
Preliminary Step-Down Subordinated Amount                                                       1,901,841.58     1,857,059.65
Step-Down Subordinated Amount                                                                   1,901,841.58     1,857,059.65

Preliminary Transferor Subordinated Amount                                                      2,118,171.27     2,096,505.70
Can the Required Transferor Subordinated Amount be Reduced?                                                Y                Y
Required Transferor Subordinated Amount                                                         2,118,171.27     2,096,505.70
Available Transferor Subordinated Amount                                                        2,118,171.27     2,096,505.70
Subordinated Transferor Collections                                                                39,011.00        39,388.19

Annualized Six-Month Rolling Losses After a Rapid Amortization Event
  Trigger (Y=1; N=0)                                                                                       0                0
Step-Up Cumulative Loss Trigger (Y=1; N=0)                                                                 0                0
Six-Month Rolling Loss and Rapid Amortization Event Trigger Violated? (Y=1; N=0)                           0                0


==============================================================================================================================


Detailed Information (Page 4 of 5)

Distribution Date:                                                                                   2/15/00         3/15/00

Step-Down Cumulative Loss Test Violated? (Y=1; N=0)                                                        0                0
Step-Down Rolling Twelve-Month Delinquency Rate Test Violated? (Y=1; N=0)                                  0                0
Current 60+ Day Delinquency Rate                                                                        1.87%           1.99%
Rolling Twelve-Month Delinquency Rate                                                                   1.80%           1.87%
Rolling Six-Month Loss  Rate                                                                            0.22%           0.25%
Ending Unreimbursed Draw on Surety Bond                                                                 0.00            0.00

Beginning Insured Principal Amount                                                            $43,025,456.92  $ 41,913,367.49
Ending Insured Principal Amount                                                               $41,913,367.49  $ 40,882,469.55

Available Credit Enhancement                                                                           0.00%            0.00%
Investor Distribution Amount                                                                    1,310,574.22     1,234,660.94
Transferor Distribution Amount (incl. Excess Cash Rel. From Collection Account)                   688,651.74       940,038.38

Investor Loss Amount Reimbursed from Excess Interest                                               70,990.13        49,842.99
Investor Loss Amount Allocated to OC                                                                    0.00             0.00
Investor Loss Amount Reimbursed from Subordinated Transferor Collections                                0.00             0.00
Investor Loss Amount Reimbursed from Transferor Balance                                                 0.00             0.00
Investor Loss Amount Reimbursed from Policy Draw                                                        0.00             0.00
Investor Loss Amount Unreimbursed                                                                       0.00             0.00
Unreimbursed Loss Amount Distributed                                                                    0.00             0.00

Cum. Accelerated Principal Distribution Amount                                                          0.00             0.00
Cum. Principal Payments (Including ECPB & APDA)                                                78,086,632.51    79,117,530.45
Cum. Principal Payments (Excluding ECPB & APDA)                                                78,086,632.51    79,117,530.45
Cum. OC Amount                                                                                          0.00             0.00
Cum. Liquidation Losses                                                                           736,152.71       791,362.67
Cum. Investor Loss Reduction Amount                                                                     0.00             0.00
Cum. Purchase Price of Repurchased Loans (Alloc. to Principal)                                          0.00             0.00
Cum. Guaranteed Principal Distribution Amount                                                           0.00             0.00
Cum. Credit Enhancement Draw Amount Amount                                                              0.00             0.00
Cum. Servicer Removals from Trust (Section 2.06)                                                        0.00             0.00

Cum. Modifications to Sr. Lien Balance (CLTV<80%)                                                 941,699.43       941,699.43
Cum. Modifications to Sr. Lien Balance (CLTV<80%) (% of Initial Pool)                                   0.77 %          0.77%
Cum. Modifications to Sr. Lien Balance (CLTV>80%)                                               2,017,329.84     2,017,329.84
Cum. Modifications to Sr. Lien Balance (CLTV>80%) (% of Initial Pool)                                   1.65 %          1.65%
Cum. Modifications to Credit Limit                                                              1,137,852.72     1,137,852.72
Cum. Modifications to Credit Limit (% of Initial Pool)                                                  0.93 %          0.93%
Cum. Modifications to Gross Margin                                                                280,450.51       280,450.51
Cum. Modifications to Gross Margin (% of Initial Pool)                                                  0.23 %          0.23%





==============================================================================================================================


Detailed Information (Page 5 of 5)

Distribution Date:                                                                                   2/15/00          3/15/00


Accrued but Unpaid a/ Distribution
  Servicing Fee                                                                                         0.00             0.00
  Investor Certificate Interest                                                                         0.00             0.00
  Credit Enhancement Premium                                                                            0.00             0.00
  Unreimbursed Draw Amounts                                                                             0.00             0.00

SOURCES OF FUNDS:
  Mtge Loans Interest                                                                             430,116.01       424,530.56
  Mtge Loans Net Liq. Proceeds (Alloc. to Int. & Incl. Rec. Charge-Offs)                                0.00             0.00
  Mtge Loans Insurance Proceeds (Alloc. to Int.)                                                        0.00             0.00
  Mtge Loans Purchase Price (Alloc. to Int.) (Section 2.02(a))                                          0.00             0.00
  Mtge Loans (90+ Days Delinquent) Purchase Price (Alloc. to Int.)                                      0.00             0.00
  Mtge Loan Principal                                                                           1,607,053.27     1,790,214.01
  Mtge Loans Net Liq. Proceeds (Alloc. to Princ.)                                                 (12,108.90)      (14,623.44)
  Mtge Loans Insurance Proceeds (Alloc. to Princ.)                                                      0.00             0.00
  Mtge Loans Purchase Price (Alloc. to Princ.) (Section 2.02(a))                                        0.00             0.00
  Mtge Loans (90+ Days Delinquent) Purchase Price (Alloc. to Princ.)                                    0.00             0.00
  Mtge Loans Transfer Deposit Amount (Section 2.02(a))                                                  0.00             0.00
  Draw on Policy                                                                                        0.00             0.00
  Unallocated Transferor Collections                                                                    0.00             0.00
Total                                                                                           2,025,060.38     2,200,121.13

USES OF FUNDS
  Servicing Fee                                                                                    19,810.85        19,344.37
  Investor Interest Distribution                                                                  198,484.80       203,763.00
  Accrued and Unpaid Investor Interest Distributed                                                      0.00             0.00
  Investor Principal Distribution                                                               1,112,089.43     1,030,897.94
  Transferor Distribution (not including Cash Released to Transferor)                             592,856.07       833,923.81
  Unallocated Transferor Principal Collections                                                          0.00             0.00
  Accrued and Unpaid Servicing Fee Distributed                                                          0.00             0.00
  Payment of Unreimbursed Surety Bond Draw Amounts                                                      0.00             0.00
  Credit Enhancement Premium Distributed                                                            6,023.56         6,077.44
  Cash Released to Transferor (Including OC Step-Down Release)                                     95,795.68       106,114.57
Total                                                                                           2,025,060.38     2,200,121.13

------------------------------------------------------------------------------------------------------------------------------
ERROR CHECK
Sources & Uses                                                                                            OK               OK

Pool Balance                                                                                              OK               OK
Transferor Balance (Will indicate "VIOLATION" if Servicer has viloated Min.
  Transferor Int.)                                                                                        OK               OK
Loss Allocation                                                                                           OK               OK
Overcollateralization                                                                                     OK               OK

Balance Reduction                                                                                         OK               OK
---------------------------------------------------------------------------------------------------------------------------------

Distribution List:
                                                       Richard Pohl - Countrywide Home Loans
  Barbara Grosse - First National Bank of Chicago      Lupe Montero - Countrywide Home Loans

  Ora Melamed - Prudential Securities                  Richard Marron - Countrywide Home Loans
  Margarette Carrette - Moody's Investors Service      Dave Walker - Countrywide Home Loans
  Gail Brennan - Standard & Poor's Corp.               Jose Baltasar - Countrywide Home Loans
  Director, IPM - Financial Security Assurance         Dianne Barrella - Countrywide Home Loans

=============================================================================================================================


Servicer Certificate (Page 1 of 3)

Distribution Date:                                                                                  2/15/00          3/15/00


A.POOL INFORMATION

  Aggregate Amount of  Collections                                                              2,025,060.38     2,200,121.13
  Aggregate Amount of  Interest Collections                                                       430,116.01       424,530.56
  Aggregate Amount of  Principal Collections                                                    1,594,944.37     1,775,590.57
  Transfer Deposit Amount (Sections 2.02(a) & 2.06)                                                     0.00             0.00
  Beginning Pool Balance                                                                       47,546,039.54    46,426,491.35
  Ending Pool Balance                                                                          46,426,491.35    45,390,226.44
  Additional Balances                                                                             553,845.07       794,535.62
  Servicer Removals from the Trust (Section 2.06)                                                       0.00             0.00
  Cum. Modifications to Sr. Lien Balance (CLTV<80%)                                               941,699.43       941,699.43
  Cum. Modifications to Sr. Lien Balance (CLTV<80%) (% of Initial Pool)                                0.77%            0.77%
  Cum. Modifications to Sr. Lien Balance (CLTV>80%)                                             2,017,329.84     2,017,329.84
  Cum. Modifications to Sr. Lien Balance (CLTV>80%) (% of Initial Pool)                                1.65%            1.65%
  Cum. Modifications to Credit Limit                                                            1,137,852.72     1,137,852.72
  Cum. Modifications to Credit Limit (% of Initial Pool)                                               0.93%            0.93%
  Cum. Modifications to Gross Margin                                                              280,450.51       280,450.51
  Cum. Modifications to Gross Margin (% of Initial Pool)                                               0.23%            0.23%
  Servicing Fee                                                                                    19,810.85        19,344.37
  Unpaid Servicing Fee Received                                                                         0.00             0.00
  Remaining Accrued and Unpaid Servicing Fee                                                            0.00             0.00

B.INTEREST, PRINCIPAL & LOSS ALLOCATION

  Investor Certificateholder Floating Allocation Percentage                                           90.49%           90.28%
  Investor Certificateholder Fixed Allocation Percentage                                              98.00%           98.00%
  Investor Interest Collections                                                                   389,221.44       383,261.90
  Investor Principal Collections                                                                1,563,045.48     1,740,078.76
  Transferor Interest Collections                                                                  40,894.57        41,268.66
  Transferor Principal Collections                                                                 31,898.89        35,511.81
  Investor Loss Amount                                                                             70,990.13        49,842.99
  Beginning Invested Amount                                                                    43,025,456.92    41,913,367.49
  Ending Invested Amount                                                                       41,913,367.49    40,882,469.55

C.INTEREST & PRINCIPAL DISTRIBUTIONS TO INVESTORS

  Investor Certificate Interest Distributed                                                       198,484.80       203,763.00
  Investor Certificate Interest Shortfall b/ any Draw on Policy                                         0.00             0.00
  Unpaid Investor Certificate Interest Shortfall Received                                               0.00             0.00
  Unpaid Investor Certificate Interest Shortfall Remaining                                              0.00             0.00

  Principal Distribution Amount                                                                 1,041,099.30       981,054.95
      Managed Amortization Period? (Yes=1; No=0)                                                           1                1
      Rapid Amortization Period? (Yes=1; No=0)                                                             0                0
      Maximum Principal Collections Payment                                                     1,563,045.48     1,740,078.76
      Alternative Principal Payment                                                             1,041,099.30       981,054.95
      Principal Collections less Additional Balances                                            1,041,099.30       981,054.95
  Investor Loss Amount Distributed to Investors                                                    70,990.13        49,842.99
  Accelerated Principal Distribution Amount                                                             0.00             0.00





=============================================================================================================================


Servicer Certificate (Page 2 of  3)

Distribution Date:                                                                                  2/15/00          3/15/00


D.INVESTOR CERTIFICATE PRINCIPAL BALANCE

  Beginning Certificate Principal Balance                                                      43,025,456.92    41,913,367.49
  Ending Certificate Principal Balance                                                         41,913,367.49    40,882,469.55
  Pool Factor                                                                                      0.3492781        0.3406872

E.DISTRIBUTIONS TO TRANSFEROR

  Interest Distribution                                                                           136,690.25       147,383.22
  Principal Distribution                                                                          553,845.07       794,535.62
  Amount Distributed to Transferor pursuant to Section 5.01 (a) (x) (included in
    Interest Distribution)                                                                         95,795.68       106,114.57

F.TRANSFEROR BALANCE

  Beginning Transferor Principal Balance                                                        4,520,582.62     4,513,123.86
  Ending Transferor Principal Balance                                                           4,513,123.86     4,507,756.89
  Servicer Removals from the Trust (Section 2.06)                                                       0.00             0.00
  Minimum Transferor Balance                                                                    2,321,324.57     2,269,511.32

G.INVESTOR CERTIFICATE RATE

  Investor Certificate Rate                                                                         5.93125%         6.03500%
  LIBOR Rate                                                                                        5.78125%         5.88500%
  Maximum Rate                                                                                      9.32904%         9.32707%
  Weighted Average Mortgage Net Loan Rate                                                           9.32904%         9.32707%

H.CREDIT ENHANCEMENT

  Credit Enhancement Fee                                                                            6,023.56         6,077.44
  Beginning OC Amount                                                                                   0.00             0.00
  Ending OC Amount                                                                                      0.00             0.00
  Guaranteed Amount                                                                                     0.00             0.00
  Guaranteed Principal Distribution Amount                                                              0.00             0.00
  Credit Enhancement Draw Amount                                                                        0.00             0.00


J.DELINQUENCY & REO STATUS

  Delinquent 30-59 days
      No. of Accounts                                                                                     20               21
      Trust Balances                                                                              459,341.34       533,589.06
  Delinquent 60-89 days
      No. of Accounts                                                                                      3                9
      Trust Balances                                                                               92,298.66       225,705.81
  Delinquent 90+ days
      No. of Accounts                                                                                     14                8
      Trust Balances                                                                              344,902.65       196,469.80
  Delinquent 9+ months
      No. of Accounts                                                                                     11               13
      Trust Balances                                                                              432,659.38       478,892.10
  REO
      No. of Accounts                                                                                      0                0

      Trust Balances                                                                                    0.00             0.00

=============================================================================================================================


Servicer Certificate (Page 3 of  3)

Distribution Date:                                                                                  2/15/00         3/15/00

K.EVENT OF DEFAULT TRIGGERS                                                                                0                0

  Failure by Seller to make payment within 5 Business Days of Required Date ?                              0                0
  Failure by Seller to perform any covenants described in the Agreement ?                                  0                0
  Bankruptcy or Insolvency relating to Servicer ?                                                          0                0

L.RAPID AMORTIZATION EVENT TRIGGERS                                                                        0                0

  Failure by Seller to make payment within 3 Business Days of Required Date ?                              0                0
  Breach of Representation or Warranty by Seller or Depositor?                                             0                0
  Bankruptcy or Insolvency relating to Transferor ?                                                        0                0
  Subject to Investment Company Act of 1940 Regulation ?                                                   0                0
  Any Event of Default ?                                                                                   0                0
  Draws Under Policy are Greater than 1% of Initial Pool Principal Balance?                                0                0

  IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed this 9th day of March, 2000

         Countrywide Home Loans Formerly Known as Countrywide Funding Corporation as Servicer

         _______________________________________

          Lupe Montero
          Vice-President







  Distribution List:

     Director, IPM - FSA                               Lupe Montero - Countrywide Home Loans
     Barbara Grosse - First National Bank of Chicago   Richard Marron - Countrywide Home Loans
     Ora Melamed - Prudential Securities               Dave Walker - Countrywide Home Loans
     Margarette Carette - Moody's Investors Service    Jose Baltasar - Countrywide Home Loans
     Gail Brennan - Standard & Poor's Corp.            Richard Phol - Countrywide Home Loans

                                                       Dianne Barrella - Countrywide Home Loans

===============================================================================================================================


Statement to Certificateholders (Page 1 of 2)

Distribution Date:                                                                                  2/15/00         3/15/00

  INVESTOR CERTIFICATES DISTRIBUTION SUMMARY (PER $1000 ORIGINAL PRINCIPAL AMOUNT)

A.INTEREST & PRINCIPAL DISTRIBUTIONS TO INVESTORS

  Investor Certificate Interest Distributed                                                         1.654040        1.698025
  Investor Certificate Interest Shortfall Distributed                                               0.000000        0.000000
  Remaining Unpaid Investor Certificate Interest Shortfall                                          0.000000        0.000000

  Managed Amortization Period ? (Yes=1; No=0)                                                              1                1
  Investors Certificate Principal Distributed                                                       9.267412         8.590816
    Principal Distribution Amount                                                                   8.675828         8.175458
       Maximum Principal Payment                                                                   13.025379        14.500656
       Alternative Principal Payment                                                                8.675828         8.175458
       Principal Collections less Additional Balances                                               8.675828         8.175458
    Investor Loss Amount Distributed to Investors                                                   0.591584         0.415358
    Accelerated Principal Distribution Amount                                                       0.000000         0.000000
    Credit Enhancement Draw Amount                                                                      0.00             0.00

  Total Amount Distributed to Certificateholders (P & I)                                           10.921452        10.288841

B.INVESTOR CERTIFICATE PRINCIPAL BALANCE

  Beginning Investor Certificate Balance                                                       43,025,456.92    41,913,367.49
  Ending Investor Certificate Balance                                                          41,913,367.49    40,882,469.55
  Beginning Invested Amount                                                                    43,025,456.92    41,913,367.49
  Ending Invested Amount                                                                       41,913,367.49    40,882,469.55
  Investor Certificateholder Floating Allocation Percentage                                         90.4922%         90.2790%
  Pool Factor                                                                                      0.3492781        0.3406872
  Liquidation Loss Amount for Liquidated Loans                                                     78,448.89        55,209.96
  Unreimbursed Liquidation Loss Amount                                                                  0.00             0.00

C.POOL INFORMATION
  Beginning Pool Balance                                                                       47,546,039.54    46,426,491.35
  Ending Pool Balance                                                                          46,426,491.35    45,390,226.44
  Servicer Removals form the Trust (Section 2.06)                                                       0.00             0.00
  Servicing Fee                                                                                    19,810.85        19,344.37

D.INVESTOR CERTIFICATE RATE

  Investor Certificate Rate                                                                        5.931250%        6.035000%
  LIBOR Rate                                                                                       5.781250%        5.885000%
  Maximum Rate                                                                                     9.329041%        9.327068%

E.DELINQUENCY & REO STATUS

  Delinquent 30-59 days
      No. of Accounts                                                                                     20               21
     Trust Balances                                                                               459,341.34       533,589.06
  Delinquent 60-89 days
      No. of Accounts                                                                                      3                9
     Trust Balances                                                                                92,298.66       225,705.81
  Delinquent 90+ days
      No. of Accounts                                                                                     14                8
     Trust Balances                                                                               344,902.65       196,469.80
  Delinquent 9+ Months
      No. of Accounts                                                                                     11               13
     Trust Balances                                                                                  432,659          478,892
  REO
      No. of Accounts                                                                                      0                0

     Trust Balances                                                                                     0.00             0.00


=============================================================================================================================


Statement to Certificateholders (Page 2 of 2)

Distribution Date:                                                                                  2/15/00         3/15/00

  IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed this 9th day of March, 2000


         Countrywide Home Loans Formerly Known as Countrywide Funding Corporation as Servicer

         _______________________________________

          Lupe Montero
          Vice-President


















  Distribution List:
                                                       Dianne Barrella - Countrywide Home Loans
     Director, IPM - FSA                               Lupe Montero - Countrywide Home Loans
     Barbara Grosse - First National Bank of Chicago   Richard Marron - Countrywide Home Loans
     Ora Melamed - Prudential Securities               Dave Walker - Countrywide Home Loans
     Margarette Carette - Moody's Investors Service    Mar Luciano - Countrywide Home Loans
     Gail Brennan - Standard & Poor's Corp.            Richard Pohl - Countrywide Home Loans
